FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-3491	Tel: 212-725-4500
Fax: +86-22-8213-7914	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS RECORD TWELVE-MONTH RESULTS

NEW YORK – March  31, 2009 –Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”, NYSE AlternextUS: TBV), www.tiens-bio.com, today announced record financial results for the twelve months ended December 31, 2008.

For the twelve months ended December 31, 2008, revenue was $77.2 million, an increase of 40.7% compared to $54.9 million for the twelve months ended December 31, 2007.

Net income for the twelve months ended December 31, 2008 was $27.7 million, or $0.39 per share, compared to $17.9 million, or $0.25 per share for the twelve months ended December 31, 2007.

The increase in revenue for 2008, compared to 2007, reflects an increase in sales for both China and internationally.  Tiens’  strong sales growth in China was due to increased marketing efforts during 2008.  In addition, during the third quarter of 2008, Tianshi Engineering, the affiliated company which markets and sells Tiens’ products in China, announced plans to increase the prices of its products beginning in October 2008.  Tiens believes this announcement prompted customers to stock up on certain products. The price increase of Tianshi Engineering products will not affect the price at which Tiens sells its products to Tianshi Engineering.

For the twelve months ended December 31, 2008, revenue in China was $33.7 million, a 50% increase compared to $22.5 million for the same period in 2007.

Tiens’ increase in international sales reflects a sharp increase in sales to Russia and Indonesia during 2008.  In addition, beginning in the second quarter of 2008, certain export restrictions imposed in 2007 by the Administration for Quality Supervision, Inspection and Quarantine (AQSIQ) of the Chinese government were reduced, and the campaign ended at the end of 2008.

Other Highlights

Cost of sales were $24.9 million in 2008 compared to $16.5 million in 2007, an increase of 50.5%.  This increase was primarily due to the corresponding increase in sales revenue. Cost of sales increased at a higher rate than revenue because of increases in the costs of raw materials and packing materials, and an increase in the portion of the products we sold in 2008 bearing a higher cost of production, relative to our other products, than in 2007.

Gross profit increased by 36.5% to $52.4 million in 2008, compared to $38.4 million in 2007. The gross profit margin for 2008 was 67.8% compared to 69.9% in 2007.  This decrease reflects an increase in the costs of raw materials and packing materials, and an increase in the portion of the products Tiens sold in 2008 bearing a higher cost of production, relative to other products, than in 2007.

Selling, general and administrative expenses were $18.6 million in 2008, compared to $14.9 million in 2007, an increase of 24.5%. The increase was primarily due to increases in salaries and insurance costs, allowance for bad debt, research and development, advertising expenses and house reserve funds.  Selling and administrative expenses as a percentage of sales decreased to 24.1% in 2008 from 27.2% in 2007 because of the increase in sales.

In China, Tiens sells its products to Tianshi Engineering.  In order to qualify for a direct selling license in China, Tianshi Engineering is required to produce a part of the products that it sells in China.  As a result, in 2006, Tiens began to sell semi-finished products to Tianshi Engineering, which jointly shares licenses with Tiens to produce, manufacture and sell the products. The semi-finished products, which Tiens is now exclusively selling in China, have lower sales prices than the finished products Tiens had previously sold to Tianshi Engineering.  The application of Tianshi Engineering for a direct selling license in China is still pending.

Tiens continues to strive to expand its market share in China through the branches, chain stores, and Chinese affiliated companies of Tianshi Engineering. To enhance its position in this competitive market, Tianshi Engineering continues to increase its marketing activities in China, including opening additional branches across China, developing a nation-wide advertising campaign, encouraging media coverage and strengthening the Tiens brand.

As of December 31, 2008, Tiens had $106.3 million of retained earnings and total shareholders' equity of $148.9 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We are pleased to report record results for 2008 which reflect both a significant increase in our domestic and international revenue.  We have generated   sequential growth since the first quarter of 2008 and are optimistic that our international sales will further increase as additional export restrictions are lifted.  We are committed to gaining greater market share in China, continuing to expand our growing international customer base, and further implementing our strategic plans for long term domestic and international growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com

Tiens Biotech Group (USA), Inc. (NYSE AlternextUS: TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary supplements.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 46 countries.  Since its establishment, Tiens has developed and produced 37 nutrition supplements, which include wellness products and dietary supplements.  Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 98 branches.  Outside of China, Tiens sells its products to affiliated companies in 46 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force.  The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934.  Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

		2007
	2008	As Adjusted (Note 1)
REVENUE - RELATED PARTIES	$77,247,898	$54,900,060

COST OF SALES - RELATED PARTIES	24,870,178	16,526,695

GROSS PROFIT	52,377,720	38,373,365

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,574,719	14,921,414

INCOME FROM OPERATIONS	33,803,001	23,451,951

(Interest expense)	(266,273)	(399,773)
Interest income	881,070	3,038,755
Other (expense) income, net	(2,099,913)	(1,161,071)
OTHER (EXPENSE) INCOME, NET	(1,485,116)	1,477,911

INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	32,317,885	24,929,862

PROVISION FOR INCOME TAXES	2,345,474	2,026,875

INCOME BEFORE MINORITY INTEREST	29,972,411	22,902,987

MINORITY INTEREST	2,315,215	4,966,397

NET INCOME	27,657,196	17,936,590

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	7,891,018	9,915,740

COMPREHENSIVE INCOME	$35,548,214	$27,852,330

EARNINGS PER SHARE, BASIC AND DILUTED	$0.39	$0.25

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND DECEMBER 31, 2007

		2007
	2008	As Adjusted (Note 1)
A S S E T S

CURRENT ASSETS:
Cash	$20,992,573	$54,081,848
Cash related to assets held for sale	23,861,938	-
Total cash	44,854,511	54,081,848
Accounts receivable, trade - related parties, net of
allowance for doubtful accounts of $1,108,789 and $71,700
as of December 31, 2008 and 2007, respectively	23,941,431	14,268,229
Accounts receivable, trade - third parties	-	104,398
Inventories	8,365,607	5,949,963
Other receivables	813,591	1,068,343
Other receivables - related parties	15,729,076	13,887,138
Employee advances	112,591	65,901
Prepaid expenses	301,898	623,638
Prepaid income taxes	1,531,207	-
Assets held for Sale	10,904,842	-
Total current assets	106,554,754	90,049,458

PROPERTY, PLANT AND EQUIPMENT, net	10,274,643	16,071,900

OTHER ASSETS:
Construction in progress	72,300,104	39,792,774
Construction deposits	2,586,302	1,089,216
Intangible assets, net	13,137,195	9,246,879
Other assets	87,541	5,301,847
Total other assets	88,111,142	55,430,716

Total assets	$204,940,539	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y	2008	2007 As Adjusted (Note 1)
CURRENT LIABILITIES:
Accounts payable	$6,283,849	$4,070,906
Advances from customers - related parties	3,239,650	1,700,838
Wages and benefits payable	1,449,146	1,250,685
Other taxes payable	117,818	536,819
Income taxes payable	-	665,726
Contractor deposits	163,248	595,128
Contractor payables	11,871,456	7,820,285
Other payables	1,933,743	1,133,539
Other payables - related parties	6,373,900	7,938,205
Dividend payable to minority interest	-	4,902,629
Current portion of long term debt, related party	2,130,000	2,130,000
Liabilities directly associated with assets classified as held for sale	122,047	-
Total current liabilities	33,684,857	32,744,760

NON-CURRENT LIABILITIES
Long term debt, net of current portion, related party	2,137,742	4,267,742
Other payables-non current	-	538,130
Deferred income	11,208,844	4,895,049
Total non current liabilities	13,346,586	9,700,921

Total liabilities	47,031,443	42,445,681

MINORITY INTEREST	9,006,438	6,144,063

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	9,234,123	8,842,009
Statutory reserves	9,420,783	9,420,783
Retained earnings	106,325,356	78,668,160
Accumulated other comprehensive income	23,851,062	15,960,044
Total shareholders' equity	148,902,658	112,962,330
Total liabilities and shareholders' equity	$204,940,539	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

		2007
	2008	As Adjusted (Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,657,196	$17,936,590
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Provision for doubtful accounts	1,037,089	(15,076)
Minority interest	2,315,215	4,966,397
Depreciation	2,681,167	2,898,586
Amortization	323,276	384,464
Interest income	55,641	313,402
(Gain) loss on sale of assets	39,208	(145,475)
(Gain) loss on assets written off	192,833	-
Inventory write off	-	84,521
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(17,917,994)	(25,662,367)
Accounts receivable, trade - third parties	109,674	(81,673)
Other receivables	314,367	1,824,205
Other receivables - related parties	2,538,775	1,439,387
Inventories	(1,873,607)	1,211,822
Employee advances	(42,928)	81,239
Prepaid expense	356,136	1,586,652
Increase (decrease) in liabilities:
Accounts payable	2,007,985	(313,235)
Accounts payable - related parties	-	-
Advances from customers - related parties	1,402,445	25,320
Wages and benefits payable	195,555	185,502
Other taxes payable	(2,654,720)	142,666
Other payables	459,357	576,205
Other payables - related parties	(390,158)	(107,546)
Net cash provided by operating activities	18,806,512	7,331,586

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment of deposit on acquisition of Life Resource	-	(19,096,525)
Increase in loans receivable - related party	-	493,941
Increase in long-term prepaid expense	-	(209,087)
Collections from loans to local government	457,329	-
Increase in intangible assets	(6,068,759)	(132,027)
Construction deposits	(4,391,560)	(1,045,877)
Contractor deposits	(464,499)	346,934
Addition to construction in progress	(25,714,095)	(25,196,562)
Proceeds from sales of properties	426,288	14,111,723
Purchase of equipment and automobiles	(1,531,589)	(3,003,945)
Net cash used in investing activities	(37,286,885)	(33,731,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from related parties	6,080,385	27,900,609
Increase (payment) in other payables-non current	(282,664)	516,718
Increased in additional paid in capital	482,516	-
Increase in deferred income	5,891,999	-
Payments on long term debt, related party	(1,197,662)	-
Payments to minority interest shareholder	(5,150,414)	(6,676,102)
Net cash provided by financing activities	5,824,160	21,741,225

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,428,876	3,525,922

DECREASE IN CASH	(9,227,337)	(1,132,692)

CASH, beginning of year	54,081,848	55,214,540

CASH, end of year	$44,854,511	$54,081,848

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$266,273	$399,773
Income taxes	$3,877,420	$2,215,159

Note 1.

On December 20, 2007, the Company’s subsidiary, Tianshi International Holdings Group Ltd. (“Tianshi Holdings”), entered a Sale and Purchase Agreement with Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”). Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”) for $64.2 million. The transaction closed on March 13, 2008. As Tianshi Holdings and Life Resources were under common control by Jinyuan Li before the combination, the combination was treated for accounting purposes as a pooling of interests. The balance sheet of the Company at December 31, 2007 and comparative interim financial statements for the corresponding periods of the preceding fiscal year were adjusted as if Life Resources had been combined on January 1, 2007.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Twelve months ended
	December 31,

	2008	2007	Change

China	$33,711,474	$22,476,135	50.0%
International	$43,536,424	$32,423,925	34.3%
Total	$77,247,898	$54,900,060	40.7%